Exhibit 3.139

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL ORGANIZATION, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE THIRTIETH DAY OF JULY, A.D. 1999, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF JANUARY, A.D. 2002, AT 10 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL ORGANIZATION, LLC”.

3076908 8100H 110292806
/s/ Jeffrey W. Bullock

Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620224

DATE: 03-14-11
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF FORMATION
OF
LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL
ORGANIZATION, LLC
     The undersigned, an authorized natural person, for the purpose of forming a Limited liability company, under the provisions and subject to the requirements of the State of Delaware particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Lake Cumberland Regional Physician Hospital Organization, LLC (the “Company”)
     SECOND; The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.
     IN WITNESS WHEREOF, the undersigned has executed this; Certificate of Formation as of July 30 1999.

By:	/s/ William F. Carpenter III
William F. Carpenter III
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/30/1999
991315511 — 3076908

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 01/22/2002
020040966 — 3076908
CERTIFICATE OF AMENDMENT
OF
Lake Cumberland Regional Physician Hospital Organization, LLC
     1. The name of the limited liability company is Lake Cumberland Regional Physician Hospital Organization, LLC
     2. The Certificate of Formation of the limited liability company is hereby amended as follows:
     The name and address of the registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Lake Cumberland Regional Physician Hospital Organization, LLC this 15 day of January 2002.
     Lake Cumberland Regional Physician Hospital Organization, LLC

/s/ William F. Carpenter III,
William F. Carpenter III
Title Manager